Exhibit 99.1

         Gibraltar Reports Record Sales and Earnings in 2003;
                Sales Increased 18 % to $758 Million,
                Net Income Grew by 13% to $27 Million

    BUFFALO, N.Y.--(BUSINESS WIRE)--Feb. 3, 2004--Gibraltar (Nasdaq:
ROCK) today reported record sales and earnings for the quarter and year ended December 31, 2003. The Company also said that the steps it took in 2003 to grow every part of its business and the successful completion of its stock offering put it in an excellent position to continue its sales and earnings growth.
    Sales of $185 million in the fourth quarter of 2003 were a fourth-quarter record, and increased by approximately $29 million, or 19 percent, from $156 million in the fourth quarter of 2002. Best-ever annual sales of $758 million in 2003 increased by approximately $113 million, or 18 percent, from $645 million in 2002.
    Net income of $5.8 million in the quarter ended December 31, 2003, was a fourth-quarter record, and increased by approximately 24 percent from $4.7 million in the fourth quarter of 2002. In 2003, full-year net income of $27.0 million was the highest in the Company's history, and increased by approximately 13 percent compared to $23.9 million in 2002.
    Earnings per share in the fourth quarter of 2003 were $.35, an increase of 21 percent compared to $.29 per share in the fourth quarter of 2002, on approximately 3 percent more weighted average shares outstanding as a result of Gibraltar's successful completion of its secondary stock offering of 3,000,000 shares in December 2003. In 2003, earnings per share increased to $1.66, from $1.54 in 2002, on approximately 5 percent more weighted average shares outstanding as a result of Gibraltar's secondary stock offerings in March 2002 and December 2003.
    "In 2003, we generated record sales and earnings, successfully completed our largest stock offering, and took steps that will help us produce strong and sustained growth in our business in the future, in spite of an economy that - even though it gained strength as the year progressed - operated well below peak levels," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.
    "The immediately accretive acquisition of two building products companies (Construction Metals on April 1 and Air Vent on May 1) broadened our geographic reach, solidified our product offering, and added approximately $100 million to our annual sales. We strengthened our processed steel products operations through our recently announced joint venture with Duferco Farrell, through which we acquired a 50 percent interest in their Strip Steel Division (which had 2003 sales of approximately $55 million), putting us in a partnership with a recognized leader in the international steel industry. And our heat-treating operations finalized agreements with two major automotive customers, which we believe will result in approximately $75 million in new business over the next seven years," said Mr. Lipke.
    "In December 2003, our common stock offering generated net proceeds of approximately $70 million, and reduced our year-end net debt-to-capitalization ratio to 35 percent (compared to approximately 51 percent at June 30, 2003, following the second-quarter acquisitions of CMI and Air Vent). Additionally, in January 2004, the exercise by the underwriters of their over-allotment added 214,625 shares (and approximately $5 million) to the offering. This gives us increased resources and the financial flexibility to enhance our strategic growth and profitability. With approximately 4.5 million additional shares in the public float, and many new investors, it also significantly improved our stock's liquidity.
    "We appreciate the confidence expressed by so many new and existing shareholders, which we believe is a testament to our performance during our first decade as a public company, as we generated record sales and earnings in eight of the last ten years, and our sales grew at a compound annual growth rate (CAGR) of 16 percent, while our net income grew at a 14 percent CAGR. These results clearly established Gibraltar as a top performer in its peer group during that period.
    "The many steps we've taken over the past ten years to make Gibraltar stronger, not just bigger, have extended our reach into many of North America's fastest-growing geographic and steel-consuming markets, broadened and diversified our customer base and business mix, and continued to move more of our business into higher-margin areas like heat treating and building products.
    "We now sell more than 5,000 manufactured end products. We believe we are North America's largest manufacturer of both ventilation products and mailboxes, and a leader in a number of other product categories (including structural connectors and metal roofing). The sale of these products - which now accounts for approximately 56 percent our revenues - has helped us drive our margins higher, and stabilize them across a variety of operating environments. As a result of the strategic growth in this part of our company, we now have the 'critical mass,' the national manufacturing, marketing, and distribution capabilities to accelerate the growth of our building products business.
    "Our ongoing efforts to control and cut costs, and our focus on asset management, also continue to serve us well. We remain committed to driving our gross and operating margins higher, and we are continuing our efforts to generate improvements in our returns on invested capital, assets, and equity," said Mr. Lipke.
    Looking ahead, Mr. Lipke said that Gibraltar expects to continue its positive year-over-year quarterly sales and earnings comparisons in the first quarter. Barring a significant change in business conditions, the Company expects its first-quarter earnings per share will be in the range of $.32 to $.35, compared to $.30 in the first quarter of 2003, on approximately 20 percent more weighted average shares outstanding (19.5 million versus 16.2 million) as a result of its recent stock offering.
    "We continue to be optimistic as we look out at 2004, even if the economy stays flat, due to the many growth initiatives we have in place, most recently our January 1 acquisition of Renown Specialties Company (which is a leading Canadian manufacturer and distributor of construction hardware). As the economy continues to get stronger, it will accelerate our progress," said Mr. Lipke.

    Gibraltar is one of North America's leading metal processors, a manufacturer of more than 5,000 steel, other metal, and plastic products, and North America's second-largest commercial heat treater. The Company serves approximately 10,000 customers in a variety of industries in all 50 states, Canada, and Mexico. It has approximately 3,800 employees and operates 69 facilities in 26 states, Canada, and Mexico.

    Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: the impact of changing steel prices on the Company's results of operations; changing demand for the Company's products; risks associated with the integration of acquisitions; and changes in interest or tax rates.

    Gibraltar will review its fourth-quarter results and discuss its outlook for 2004 during its quarterly conference call, which will be held at 2 p.m. Eastern Time on February 4. Details of the call can be found on Gibraltar's Web site, at www.gibraltar1.com.

    Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.


                      GIBRALTAR STEEL CORPORATION
                         Financial Highlights
                 (in thousands, except per share data)

                                         Three Months Ended
                              December 31, 2003      December 31, 2002
                             -------------------    ------------------
                                 (unaudited)            (unaudited)

Net Sales                    $          185,290     $         155,721
Net Income                   $            5,820     $           4,703
Net Income Per Share-Basic   $              .35     $             .29
Weighted Average Shares
 Outstanding-Basic                       16,476                15,996
Net Income Per Share-Diluted $              .35     $             .29
Weighted Average Shares
 Outstanding-Diluted                     16,662                16,202


                                        Twelve Months Ended
                              December 31, 2003      December 31, 2002
                             -------------------    ------------------

Net Sales                    $          758,261     $         645,114
Net Income                   $           26,953     $          23,854
Net Income Per Share-Basic   $             1.67     $            1.56
Weighted Average Shares
 Outstanding-Basic                       16,095                15,280
Net Income Per Share-Diluted $             1.66     $            1.54
Weighted Average Shares
 Outstanding-Diluted                     16,258                15,519


                      GIBRALTAR STEEL CORPORATION

                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                     December 31,
                                                  2003         2002
                                               ----------   ----------
Assets
------
Current assets:
  Cash and cash equivalents                    $  29,019    $   3,662
  Accounts receivable                            102,591       85,746
  Inventories                                    107,531      106,155
  Other current assets                            10,309        7,431
                                               ----------   ----------
      Total current assets                       249,450      202,994

Property, plant and equipment, net               250,029      231,526
Goodwill                                         267,157      133,452
Investments in partnerships                        5,044        3,852
Other assets                                       6,063        4,744
                                               ----------   ----------
                                               $ 777,743    $ 576,568
                                               ==========   ==========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
  Accounts payable                             $  49,879    $  42,074
  Accrued expenses                                29,029       22,050
  Current maturities of long-term debt            19,848          624
                                               ----------   ----------
      Total current liabilities                   98,756       64,748


Long-term debt                                   222,402      166,308
Deferred income taxes                             55,982       44,656
Other non-current liabilities                      6,422        7,739
Shareholders' equity:
  Preferred stock                                      -            -
  Common stock                                       193          160
  Additional paid-in capital                     199,206      124,825
  Retained earnings                              196,138      172,147
  Unearned compensation                             (818)      (1,086)
  Accumulated other comprehensive loss              (538)      (2,929)
                                               ----------   ----------
                                                 394,181      293,117
Less treasury stock                                    -            -
                                               ----------   ----------
      Total shareholders' equity                 394,181      293,117
                                               ----------   ----------
                                               $ 777,743    $ 576,568
                                               ==========   ==========


                      GIBRALTAR STEEL CORPORATION

                   CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share data)


                          Three Months Ended      Twelve Months Ended
                              December 31,            December 31,
                           2003        2002        2003        2002
                        ----------  ----------  ----------  ----------
                             (unaudited)

Net sales               $ 185,290   $ 155,721   $ 758,261   $ 645,114

Cost of sales             150,029     125,686     610,147     517,825
                        ----------  ----------  ----------  ----------

  Gross profit             35,261      30,035     148,114     127,289

Selling, general and
 administrative expense    21,918      19,770      89,312      77,129
                        ----------  ----------  ----------  ----------

  Income from operations   13,343      10,265      58,802      50,160

Interest expense            4,014       2,695      14,252      10,403
                        ----------  ----------  ----------  ----------

  Income before taxes       9,329       7,570      44,550      39,757

Provision for income
 taxes                      3,509       2,867      17,597      15,903
                        ----------  ----------  ----------  ----------

  Net income            $   5,820   $   4,703   $  26,953   $  23,854
                        ==========  ==========  ==========  ==========

Net income per share -
 Basic                  $    0.35   $    0.29   $    1.67   $    1.56
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - Basic       16,476      15,996      16,095      15,280
                        ==========  ==========  ==========  ==========

Net income per share -
 Diluted                $    0.35   $    0.29   $    1.66   $    1.54
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - Diluted     16,662      16,202      16,258      15,519
                        ==========  ==========  ==========  ==========


                      GIBRALTAR STEEL CORPORATION

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)


                                               Year Ended December 31,
                                                   2003        2002
                                                ----------  ----------

Cash flows from operating activities
------------------------------------
Net income                                      $  26,953   $  23,854
Adjustment to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                      22,448      20,481
Provision for deferred income taxes                 6,502       5,800
Undistributed equity investment income                316         340
Tax benefit from exercise of stock options            949         349
Unearned compensation                                 212         258
Other non-cash adjustments                            172           9
Increase (decrease) in cash resulting from
 changes in (net of acquisitions):
  Accounts receivable                              (2,880)     (7,204)
  Inventories                                      11,056     (30,308)
  Other current assets                             (2,108)     (1,883)
  Accounts payable and accrued expenses             1,047       3,468
  Other assets                                         (4)     (2,959)
                                                ----------  ----------

  Net cash provided by operating activities        64,663      12,205
                                                ----------  ----------

Cash flows from investing activities
------------------------------------
Acquisitions, net of cash acquired                (84,243)     (8,847)
Purchase of equity investment                      (7,797)          -
Purchases of property, plant and equipment        (22,571)    (15,995)
Net proceeds from sale of property and equipment      436       2,118
                                                ----------  ----------

  Net cash used in investing activities          (114,175)    (22,724)
                                                ----------  ----------

Cash flows from financing activities
------------------------------------
Long-term debt reduction                         (118,100)   (129,945)
Proceeds from long-term debt                      122,144      84,571
Net proceeds from issuance of common stock         73,558      53,674
Payment of dividends                               (2,733)     (2,269)
                                                ----------  ----------

  Net cash provided by financing activities        74,869       6,031
                                                ----------  ----------

  Net increase (decrease) in cash and cash
   equivalents                                     25,357      (4,488)

Cash and cash equivalents at beginning of year      3,662       8,150
                                                ----------  ----------

Cash and cash equivalents at end of year        $  29,019   $   3,662
                                                ==========  ==========


                      GIBRALTAR STEEL CORPORATION
                          Segment Information
                            (in thousands)

                               Three Months Ended December 31,
                               -------------------------------
                                                  Increase(Decrease)
                           2003        2002          $          %
                        ----------  ----------  ----------  ----------
                        (unaudited) (unaudited)

Net Sales
  Processed steel
   products             $  65,141   $  68,687   $  (3,546)      (5.2)%
  Building products        96,712      66,596      30,116       45.2%
  Heat treating            23,437      20,438       2,999       14.7%

Total Sales             $ 185,290   $ 155,721   $  29,569       19.0%

Income (loss) from
 Operations
  Processed steel
   products             $   6,477   $   8,185   $  (1,708)     (20.9)%
  Building products         8,206       3,292       4,914      149.3%
  Heat treating             2,392       2,210         182        8.2%
  Corporate                (3,732)     (3,422)       (310)      (9.1)%

Total Operating Income  $  13,343   $  10,265   $   3,078       30.0%

Operating Margin
  Processed steel
   products                   9.9%       11.9%
  Building products           8.5%        4.9%
  Heat treating              10.2%       10.8%


                              Twelve Months Ended December 31,
                              --------------------------------
                                                  Increase(Decrease)
                           2003        2002          $         %
                        ----------  ----------  ----------  ---------

Net Sales
  Processed steel
   products             $ 268,512   $ 272,796   $  (4,284)      (1.6)%
  Building products       400,412     292,161     108,251       37.1%
  Heat treating            89,337      80,157       9,180       11.5%

Total Sales             $ 758,261   $ 645,114   $ 113,147       17.5%

Income (loss) from
 Operations
  Processed steel
   products             $  25,899   $  32,843   $  (6,944)     (21.1)%
  Building products        40,142      21,338      18,804       88.1%
  Heat treating             9,387       9,904        (517)      (5.2)%
  Corporate               (16,626)    (13,925)     (2,701)     (19.4)%

Total Operating Income  $  58,802   $  50,160   $   8,642       17.2%

Operating Margin
  Processed steel
   products                   9.6%       12.0%
  Building products          10.0%        7.3%
  Heat treating              10.5%       12.4%



    CONTACT: Gibraltar
             Kenneth P. Houseknecht, Director of Investor Relations
             716-826-6500
             khouseknecht@gibraltar1.com.